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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Mackie Designs Inc. of our report dated February 10, 1998 included in the 1997 Annual Report to Shareholders of Mackie Designs Inc.

         Our audits also included the financial statement schedule of Mackie Designs Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98720) pertaining to the 1995 Stock Option Plan of Mackie Designs Inc. of our report dated February 10, 1998 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Mackie Designs Inc.

                                     Ernst & Young LLP


Seattle, Washington
March 31, 1998



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